UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2013

THE NATIONAL SECURITY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18649	63-1020300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

661 East Davis Street
Elba, Alabama		36323
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(334) 897-2273

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote

On May 17, 2013 the Annual Stockholders’ Meeting for The National Security Group, Inc. was held at the corporate offices in Elba, Alabama. For more information on the following proposals, see the Company’s proxy statement dated April 5, 2013, the relevant portions are incorporated herein by reference.

The stockholders elected each of the two nominees to the Board of Directors for a three-year term by a majority of the votes cast:

DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Frank B. O'Neil	1,388,450	39,063	596,689
Donald Pittman	1,388,095	39,418	596,689

The stockholders ratified the appointment of Warren Averett, LLC, as the Independent Registered Public Accounting Firm for the Company:

FOR	AGAINST	ABSTAIN
2,016,688	3,960	3,554

The stockholders approved on an advisory basis the compensation of the Company's named executive officers:

FOR	WITHHELD	ABSTAIN	BROKER NON-VOTES
1,409,805	16,762	946	596,689

The stockholders approved on an advisory basis the frequency of every one year for an advisory vote on executive compensation:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
1,366,745	2,924	32,216	25,628

The National Security Group, Inc.’s website (www.nationalsecuritygroup.com) contains a significant amount of information about the Company, including financial and other information for our investors (http://www.nationalsecuritygroup.com/public/Investors/Investors.aspx).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The National Security Group, Inc.

Dated: May 21, 2013	By: /s/ Brian R. McLeod
Brian R. McLeod Chief Financial Officer